UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2014

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State of Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

27-01 Queens Plaza North, Long Island City, New York (Address of principal executive offices)	11101 (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
        On June 9, 2014, the Company entered into a distribution agreement pursuant to which LiveTV, LLC (“LiveTV”) transferred all of its membership interests in LiveTV Satellite Communications, LLC (the “Satellite Interests”) to the Company.
        On June 10, 2014 (the “Closing Date”), JetBlue Airways Corporation (the “Company”) amended and restated that Purchase Agreement (the “Original Agreement”), dated as of March 13, 2014, between the Company and Thales Holding Corporation (“Thales”), as assignee of Thales Avionics, Inc. (the amended and restated agreement, the “Amended Purchase Agreement”).
        The Amended Purchase Agreement amends both the purchase price of and the conditions precedent to the sale of 100% of the Company’s membership interests in LiveTV (the “LiveTV Interests”) set forth in the Original Agreement. Pursuant to the Amended Purchase Agreement, the Company agreed to sell the LiveTV Interests for $399 million in cash, subject to adjustment based upon the amount of cash, indebtedness and working capital of LiveTV at the Closing Date relative to a target amount. Pursuant to the Amended Purchase Agreement, the Company also agreed to sell the Satellite Interests for $1 million in cash subject to the conditions precedent set forth in the Amended Purchase Agreement, including receipt of the necessary regulatory approval.
        On the Closing Date, the Company completed its sale of the LiveTV Interests (the “Transaction”). As a result of the Transaction, LiveTV became a wholly-owned subsidiary of Thales. LiveTV will continue to provide in-seat entertainment services on the Company’s commercial passenger aircrafts and a Ka-band wireless broadband connectivity system and related services for commercial air passenger use pursuant to an Amended and Restated In-flight Entertainment System Agreement and a Ka-band Wireless Broadband Connectivity System and Service Agreement, both between the Company and LiveTV.
        The Company is filing herewith a press release issued on June 10, 2014 as Exhibit 99.1. This press release was issued to announce the completion of the acquisition of LiveTV by Thales, pursuant to the Amended Purchase Agreement. The Original Agreement was filed as Exhibit 2.1 to the Quarterly Report on Form 10-Q, filed by the Company with the Securities Exchange Commission on May 2, 2014, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURE
        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION (Registrant)
Date: June 10, 2014	By:	/s/ DONALD DANIELS DONALD DANIELS Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release